Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-267592, 333-224957, 333-209462, 333-178467, and 333-163542 on Form S-8 of our reports dated October 4, 2024, relating to the financial statements of Aviat Networks, Inc. (the “Company”) and the effectiveness of the Company's internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended June 28, 2024.

/s/ Deloitte & Touche LLP
Austin, Texas
October 4, 2024